Exhibit 99.1

Smart & Final Stores, Inc. Reports Fourth Quarter and Full Year 2015 Financial Results

COMMERCE, Calif. (March 9, 2016) –Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the thirteen week and fifty-three week periods ended January 3, 2016.

Full Year Highlights:

•                 Net sales increased 12.4% to $3.97 billion

•                 Comparable store sales growth of 4.5%

•                 Net income of $38.3 million, or $0.50 per diluted share

•                 Adjusted net income increased 21.0% to $56.3 million, or $0.73 per diluted share

•                 Adjusted EBITDA increased 9.5% to $192.9 million

•                 276 stores at year-end, including 127 Smart & Final Extra! stores

“2015 was an exceptional year for Smart & Final Stores,” said Mr. David Hirz, President and Chief Executive Officer. “Our focus on execution positioned us to deliver strong top-line sales growth and record bottom-line financial performance.  We completed our 2015 store development plan, which included expanding our Smart & Final Extra! store base by nearly 30% and adding two new Cash & Carry stores. Additionally, we continued the successful roll-out of key merchandising initiatives, which helped contribute to our 26th year of positive comparable store sales over the past 27 years.”

Mr. Hirz added, “We’ve set a new standard for growth at Smart & Final Stores and have made the necessary investments to support an accelerated pace of expansion in 2016. We plan to increase our Smart & Final banner store base by 15% this year, driven by the successful acquisition of 33 store leases and related assets in central and southern California previously operated under the Haggen banner.  In addition, we plan to open four to five new Cash & Carry stores in 2016.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Fourth Quarter Fiscal 2015 Financial Results

Net sales were $997.6 million, representing an 18.9% increase as compared to $839.3 million in the same period of 2014. An increase in net sales of $73.3 million was attributable to an additional week in the fourth quarter of 2015 as compared to the same period in 2014. Net sales growth was driven by a 3.5% increase in comparable store sales and from the net sales contribution of new stores. The growth in comparable store sales was comprised of a 3.9% increase in comparable transaction count and a 0.4% decrease in comparable average transaction size, which was negatively impacted by deflation.

Net sales for Smart & Final banner stores were $780.6 million, a 21.1% increase as compared to $644.6 million in the same period of 2014.  Comparable store sales growth for the Smart & Final banner was 4.1% in the fourth quarter.

Net sales for Cash & Carry banner stores were $217.0 million, an 11.5% increase as compared to $194.7 million in the same period of 2014.  Comparable store sales growth for the Cash & Carry banner was 1.7% in the fourth quarter.

Gross margin from operations was $147.9 million, an 18.3% increase as compared to $125.0 million in the same period of 2014. Gross margin rate in the fourth quarter was 14.8% as compared to 14.9% in the same period of 2014.

Operating and administrative expenses were $125.9 million, a 21.0% increase as compared to $104.0 million in the same period of 2014. This increase was primarily related to increased store development activities and increased public company costs.

Net income was $10.0 million, as compared to $9.3 million in the same period of 2014. Net income per diluted share was $0.13 as compared to $0.12 in the same period of 2014, and reflects an increase of approximately 1.3 million fully diluted shares.

Adjusted net income was $14.7 million, an increase of 19.5% as compared to $12.3 million for the same period of 2014. Adjusted net income per diluted share was $0.19 as compared to $0.16 in the same period of 2014, and reflects an increase of approximately 1.3 million fully diluted shares.

Adjusted EBITDA was $47.4 million, an increase of 14.7% as compared to $41.3 million in the same period of 2014.

Full Year Fiscal 2015 Financial Results

Net sales were $3,971.0 million for the 53 weeks ended January 3, 2016, representing a 12.4% increase as compared to $3,534.2 million in fiscal 2014.  An increase in net sales of $73.3 million was attributable to an additional week in fiscal 2015 as compared to 2014. Net sales growth was driven by a 4.5% increase in comparable store sales and from the net sales contribution of 22 new store openings in 2015.  The growth in comparable store sales was comprised of a 4.4% increase in comparable transaction count and a 0.1% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $3,036.9 million, a 13.8% increase as compared to $2,668.9 million in fiscal 2014. Fiscal 2015 comparable store sales growth for the Smart & Final banner was 4.4%.

Net sales for Cash & Carry banner stores were $934.0 million, a 7.9% increase as compared to $865.3 million in fiscal 2014.  Fiscal 2015 comparable store sales growth for the Cash & Carry banner was 4.5%.

Gross margin from operations was $598.9 million, an increase of $71.6 million, or 13.6%, as compared to $527.3 million in fiscal 2014. As a percentage of sales, gross margin rate for fiscal 2015 was 15.1% as compared to 14.9% in fiscal 2014.

Net income was $38.3 million, a 15.5% increase as compared to $33.1 million in fiscal 2014. Net income per diluted share was $0.50 as compared to $0.52 in fiscal 2014, and reflects an increase of approximately 13.3 million fully diluted shares, including shares issued in the Company’s September 2014 initial public offering (the “IPO”).

Adjusted net income was $56.3 million, an increase of 21.0% as compared to $46.5 million in fiscal 2014. Adjusted net income per diluted share was $0.73 in both fiscal 2015 and fiscal 2014, reflecting an increase of approximately 13.3 million fully diluted shares, including shares issued in the IPO.

Adjusted EBITDA was $192.9 million, an increase of 9.5% as compared to $176.1 million in fiscal 2014.

Growth and Development

During fiscal 2015, the Company opened 20 new Smart & Final Extra! stores and completed nine conversions of legacy Smart & Final stores to the Smart & Final Extra! format, including three store relocations. The Company also opened two new Cash & Carry stores. As of January 3, 2016, the Company operated a total of 127 Smart & Final Extra! and 94 legacy Smart & Final stores, and 55 Cash & Carry stores.

Operating Stores at Fiscal Year End

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2014	98	103	201	53	254

New stores	20	-	20	2	22

Relocations, net	3	(3)	-	-	-

Conversions	6	(6)	-	-	-

End of Fiscal 2015	127	94	221	55	276

Leverage and Liquidity

At January 3, 2016, the Company’s debt, net of debt discount, was $595.1 million and cash and cash equivalents was $59.3 million.

In the 53-week period ended January 3, 2016, the Company generated cash from operations of $145.4 million. The Company invested $128.9 million in capital expenditures, primarily related to the development of Extra! format stores, and Cash & Carry stores and to improvements of existing assets. In the fourth quarter, the Company invested an additional $66.4 million in the acquisition of 33 store leases and related assets previously operated under the Haggen banner.

Outlook

Mr. Hirz added, “We look forward to building on our positive momentum in 2016. We have a strong team in place and the resources to execute our multi-year growth plan. As a result, we’re anticipating that 2016 will mark our 27th year of positive comparable store sales in the last 28 years.”

The Company is providing the following guidance for the 52 week, full year ending January 1, 2017:

Fiscal Year Ending January 1, 2017
Net sales growth	15% - 16%
Comparable store sales growth	2.5% - 3.0%
Unit growth (net new stores)	33 Smart & Final Extra! 4 - 5 Cash & Carry
Relocations of existing stores to Extra! format	6 Smart & Final
Conversions of legacy stores to Extra! format	6 stores
Adjusted EBITDA	$205 - $210 million
Adjusted net income	$58 - $60 million
Adjusted diluted EPS	$0.75 - $0.77
Capital expenditures	$150 - $160 million
Basic weighted average shares	73.3 million
Fully diluted weighted average shares	77.6 million

In the first quarter of 2016, the Company expects to open 13 to 14 new Smart & Final Extra! stores and complete two relocations of legacy Smart & Final stores to the Extra! format.  The Company additionally is providing first quarter 2016 guidance for comparable store sales growth of 2.00% to 2.25% and Adjusted EBITDA in the range of $34 to $36 million.

Fourth Quarter 2015 Conference Call

The Company will host a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its fourth quarter and full year 2015 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International) and entering the replay pin number: 13630488.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, March 23, 2016.

About Smart & Final

Smart & Final Stores, Inc. (SFS), is a value-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (located in Los Angeles), CA, where it was founded 145 years ago. As of January 3, 2016, the Company operated 276 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 15 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty-three Weeks Ended	Fifty-two Weeks Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014

Net sales	$997,626	$839,336	$3,970,980	$3,534,244
Cost of sales, buying and occupancy	849,753	714,325	3,372,120	3,006,955
Gross margin	147,873	125,011	598,860	527,289

Operating and administrative expenses	125,873	104,001	503,995	438,528
Income from operations	22,000	21,010	94,865	88,761

Interest expense, net	7,680	8,119	32,687	37,602
Loss on early extinguishment of debt	-	–	2,192	2,224
Equity in earnings of joint venture	333	5	1,378	1,037
Income before income taxes	14,653	12,896	61,364	49,972

Income tax provision	(4,692)	(3,623)	(23,102)	(16,854)
Net income	$9,961	$9,273	$38,262	$33,118

Net income per share:
Basic	$0.14	$0.13	$0.52	$0.54
Diluted	$0.13	$0.12	$0.50	$0.52

Weighted average shares outstanding:
Basic	73,191,829	73,074,360	73,121,964	61,455,584
Diluted	77,497,406	76,193,944	77,141,621	63,841,118

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	January 3, 2016	December 28, 2014
Assets
Current assets:
Cash and cash equivalents	$59,327	$106,847
Accounts receivable, less allowances of $454 and $787 at January 3, 2016 and December 28, 2014, respectively	27,304	23,666
Inventories	234,289	223,404
Prepaid expenses and other current assets	29,072	26,532
Deferred income taxes	22,471	22,419
Total current assets	372,463	402,868

Property, plant, and equipment:
Land	10,940	11,165
Buildings and improvements	20,441	23,938
Leasehold improvements	237,820	176,114
Fixtures and equipment	266,080	203,473
Construction in progress	19,501	7,344
	554,782	422,034

Less accumulated depreciation and amortization	174,906	115,350
	379,876	306,684

Capitalized software, net of accumulated amortization of $12,356 and $9,486 at January 3, 2016 and December 28, 2014, respectively	11,365	10,403
Other intangible assets, net	376,122	325,289
Goodwill	611,242	611,242
Deferred financing costs, net	4,208	5,894
Equity investment in joint venture	12,763	11,924
Other assets	53,250	54,988
Total assets	$1,821,289	$1,729,292

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$194,149	$184,897
Accrued salaries and wages	33,859	28,582
Accrued expenses	77,374	72,667
Current portion of long-term debt	5,000	-
Total current liabilities	310,382	286,146

Long-term debt, less current portion and debt discount	590,068	588,117
Deferred income taxes	128,752	125,673
Postretirement and postemployment benefits	117,417	127,004
Other long-term liabilities	108,099	85,144

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; Authorized shares – 10,000,000 Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000 Issued and outstanding shares - 73,789,608 and 73,755,388 at January 3, 2016 and December 28, 2014, respectively	74	74
Additional paid-in capital	502,304	489,550
Retained earnings	70,181	32,001
Accumulated other comprehensive loss	(5,988)	(4,417)
Total stockholders’ equity	566,571	517,208
Total liabilities and stockholders’ equity	$1,821,289	$1,729,292

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

	Fifty-three Weeks Ended	Fifty-two Weeks Ended
	January 3, 2016	December 28, 2014
Operating activities
Net income	$38,262	$33,118
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	38,585	35,565
Amortization	30,181	28,629
Amortization of deferred financing costs and debt discount	2,780	3,275
Share-based compensation	10,003	11,329
Excess tax benefits related to share-based payments	(358)	(728)
Deferred income taxes	3,325	(3,826)
Equity in earnings of joint venture	(1,378)	(1,037)
Gain on disposal of property, plant, and equipment	(40)	(30)
Asset impairment	1,413	988
Loss on early extinguishment of debt	2,192	2,224
Changes in operating assets and liabilities:
Accounts receivable, net	(3,637)	(2,931)
Inventories	(10,885)	(13,902)
Prepaid expenses and other assets	(1,202)	(8,074)
Accounts payable	9,252	31,253
Accrued salaries and wages	5,277	6,245
Other accrued liabilities	21,621	3,239
Net cash provided by operating activities	145,391	125,337

Investing activities
Purchases of property, plant, and equipment	(132,738)	(114,933)
Proceeds from sale of property, plant, and equipment	8,104	95
Assets acquired in Haggen Transaction	(66,440)	–
Investment in capitalized software	(4,265)	(2,466)
Purchase of intangible asset	–	(100)
Other	(1,277)	34
Net cash used in investing activities	(196,616)	(117,370)

Financing activities
Issuance of common stock in IPO	–	173,080
Issuance of common stock, other	–	79
Proceeds from exercise of stock options	719	450
Payment of minimum withholding taxes on net share settlement of
stock option exercise and vested restricted stock	(694)	(2,667)
Fees paid in conjunction with debt financing	(1,335)	(315)
Borrowings on bank line of credit	15,000	–
Payments on bank line of credit	(10,000)	–
Payments on bank debt	–	(120,880)
Payments of public offering issuance costs	(214)	(5,046)
Excess tax benefits related to share-based payments	358	728
Stock repurchases	(129)	–
Contingent consideration related to acquisition of Smart & Final Holdings Corp.	–	(248)
Net cash provided by financing activities	3,705	45,181

Net (decrease) increase in cash and cash equivalents	(47,520)	53,148
Cash and cash equivalents at beginning of period	106,847	53,699
Cash and cash equivalents at end of period	$59,327	$106,847

Cash paid during the period for:
Interest	$29,462	$41,290
Income taxes	$23,729	$25,372

Non-cash investing and financing activities
Software development costs incurred but not paid	$310	$419
Construction in progress costs incurred but not paid	$8,534	$8,101

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(Dollars in Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Thirteen Weeks Ended January 3, 2016
Net sales	$780,592	$217,034	$-	$997,626
Cost of sales, buying and store occupancy	662,194	185,469	2,090	849,753
Operating and administrative expenses	95,089	15,885	14,899	125,873
Income (loss) from operations	$23,309	$15,680	$(16,989)	$22,000

Capital expenditures	$29,393	$1,556	$1,775	$32,724

Assets acquired in Haggen Trasaction	$66,440	$-	$-	$66,440

Twelve Weeks Ended December 28, 2014
Net sales	$644,609	$194,727	$-	$839,336
Cost of sales, buying and store occupancy	544,830	167,623	1,872	714,325
Operating and administrative expenses	76,213	13,639	14,149	104,001
Income (loss) from operations	$23,566	$13,465	$(16,021)	$21,010

Capital expenditures	$22,933	$4,045	$737	$27,715

Fifty-three Weeks Ended January 3, 2016
Net sales	$3,036,949	$934,031	$-	$3,970,980
Cost of sales, buying and store occupancy	2,561,035	802,115	8,970	3,372,120
Operating and administrative expenses	372,011	64,368	67,616	503,995
Income (loss) from operations	$103,903	$67,548	$(76,586)	$94,865

Capital expenditures	$122,808	$7,616	$6,579	$137,003

Assets acquired in Haggen Trasaction	$66,440	$-	$-	$66,440

Fifty-two Weeks Ended December 28, 2014
Net sales	$2,668,933	$865,311	$-	$3,534,244
Cost of sales, buying and store occupancy	2,252,698	746,102	8,155	3,006,955
Operating and administrative expenses	319,864	57,963	60,701	438,528
Income (loss) from operations	$96,371	$61,246	$(68,856)	$88,761

Capital expenditures	$106,528	$5,229	$5,642	$117,399

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures, namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA to clarify and enhance understanding of its past performance. The Company defines adjusted net income as net income adjusted for the items set forth in the table below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the thirteen-week and fifty-three-week periods ended January 3, 2016 and the twelve-week and fifty-two week periods ended December 28, 2014.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Thirteen Weeks		Fifty-three Weeks	Fifty-two Weeks
	Ended	Twelve Weeks Ended	Ended	Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Net income	$9,961	$9,273	$38,262	$33,118
Depreciation and amortization	17,096	15,201	68,766	64,194
Interest expense, net	7,680	8,119	32,687	37,602
Income tax provision	4,692	3,623	23,102	16,854
EBITDA	39,429	36,216	162,817	151,768

Adjustments to EBITDA
Transaction costs (a)	-	(100)	936	1,539
Net loss from closed stores and exit costs (b)	332	569	2,344	2,030
Loss from asset dispositions (c)	838	345	1,396	851
Share-based compensation expense (d)	1,922	2,874	10,003	11,329
Non-cash rent (e)	1,430	646	4,508	4,797
Pre-opening costs (f)	3,369	872	8,543	3,971
Loss on extinguishment of debt (g)	-	-	2,192	2,224
Other items (h)	38	(119)	135	(2,399)
Adjusted EBITDA	$47,358	$41,303	$192,874	$176,110

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Thirteen Weeks		Fifty-three Weeks	Fifty-two Weeks
	Ended	Twelve Weeks Ended	Ended	Ended
	January 3, 2016	December 28, 2014	January 3, 2016	December 28, 2014
Net income	$9,961	$9,273	$38,262	$33,118
Income tax provision	4,692	3,623	23,102	16,854
Net income before income taxes	14,653	12,896	61,364	49,972

Adjustments to Net Income
Transaction costs (a)	-	(100)	936	1,539
Net loss from closed stores and exit costs (b)	332	569	2,344	2,030
Loss from asset dispositions (c)	838	345	1,396	851
Share-based compensation expense (d)	1,922	2,874	10,003	11,329
Non-cash rent (e)	1,430	646	4,508	4,797
Pre-opening costs (f)	3,369	872	8,543	3,971
Loss on extinguishment of debt (g)	-	-	2,192	2,224
Other items (h)	38	(119)	135	(2,399)
Adjusted income tax provision	(7,857)	(5,658)	(35,140)	(27,800)
Adjusted net income	$14,725	$12,325	$56,281	$46,514

Adjusted Net Income Per Share

Net income per share - basic	$0.14	$0.13	$0.52	$0.54
Per share impact of net income adjustments	0.06	0.04	$0.25	$0.22
Adjusted net income per share - basic	$0.20	$0.17	$0.77	$0.76

Net income per share - diluted	$0.13	$0.12	$0.50	$0.52
Per share impact of net income adjustments	0.06	0.04	$0.23	$0.21
Adjusted net income per share - diluted	$0.19	$0.16	$0.73	$0.73

Weighted average shares - basic	73,191,829	73,074,360	73,121,964	61,455,584
Weighted average shares - fully diluted	77,497,406	76,193,944	77,141,621	63,841,118

(a)  Represents costs primarily associated with the Company’s secondary public offering that were charged to expense in the fiscal year ended January 3, 2016 and the Company’s initial public offering that were charged to expense in the twelve-week and fiscal year ended December 28, 2014.

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)   Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents loss on the early extinguishment of debt in (i) the fiscal year ended January 3, 2016 in connection with an amendment to the Company’s Term Loan Facility and the write-off of unamortized debt discount and deferred financing costs and (ii) the fiscal year ended December 28, 2014 in connection with an early payment on the Company’s Term Loan Facility.

(h)  Represents (i) reversal of a reserve related to executive compensation for the fiscal year ended December 28, 2014, (ii) death benefit income from a Company-owned life insurance policy for the fiscal year ended December 28, 2014, and (iii) consulting expenses related to strategic growth initiatives for the fiscal year ended December 28, 2014.